Exhibit 99.1

Standard BioTools and Treeline Biosciences Announce Merger Agreement

Combined company to operate as Treeline Biosciences, advancing a deep pipeline of small molecule inhibitors, protein degraders and targeted therapy antibody-drug conjugates

Company to be led by Treeline CEO and co-founder Josh Bilenker, MD, and experienced team of proven drug developers

Treeline’s pipeline includes three Phase 1 programs with multiple anticipated clinical data readouts beginning in 2027

Well capitalized with over $900 million in cash expected at closing, providing runway into 2029

Supplemental investor materials, including management remarks, posted on Standard BioTools website

BOSTON, Mass. and WATERTOWN, Mass., June 8, 2026 – Standard BioTools Inc. (NASDAQ: LAB) (“Standard BioTools”) and Treeline Biosciences, Inc. (“Treeline”) today announced they have entered into a definitive merger agreement to combine in an all-stock transaction. Upon completion of the transaction, which is expected to occur in the second half of 2026, the combined company is expected to operate under the name Treeline Biosciences and trade on the Nasdaq under the ticker symbol “TRLN.”

Since its founding in 2021, Treeline has established a productive in-house discovery and development organization that has brought three programs into Phase 1 development with a fourth planned clinical entry in 2026. These clinical-stage programs address molecular targets in oncology and have expected interim data readouts starting in 2027. Three additional programs are expected to enter the clinic in 2027 and 2028 in oncology, neurology and immunology.

The proposed transaction would add approximately $450 million in net cash from Standard BioTools to the combined company's balance sheet. At closing, the combined company is expected to have more than $900 million in pro-forma cash, which is expected to fund operations into 2029. Treeline previously raised approximately $1.2 billion from a syndicate of leading life sciences investors.

"2027 and 2028 should be transformative years for Treeline, with interim data expected from our clinical programs and several new programs beginning clinical testing,” said Josh Bilenker, MD, co-founder and Chief Executive Officer of Treeline. “After just five years of company operations, today’s announcement reflects the productivity and talents of our team. Operating as a public company with a strengthened balance sheet will help us build an enduring biopharma company.”

“Over the last several months, our Board and management team conducted a comprehensive review of potential growth initiatives and determined that a combination with Treeline is the best path forward to maximize value for our shareholders,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “Standard BioTools was founded with a purpose to accelerate breakthroughs in human health and help develop better drugs faster. Through disciplined execution, we have strategically transformed our portfolio, meaningfully improved our financial profile and strengthened our balance sheet. Treeline has assembled an exceptional team with a proven track record in drug development and built a diversified portfolio of precision medicines focused on some of the most important opportunities in oncology and beyond. Deploying our capital behind this team and pipeline gives our stockholders exposure to a catalyst-rich portfolio with significant potential for value creation in both the near- and long-term.”

Treeline’s Lead Programs and Pipeline

Treeline’s pipeline includes small molecule inhibitors, protein degraders and targeted therapy antibody-drug conjugates (TT-ADCs). The unique demands of each target determine which drug modality is used. Treeline currently has three programs in Phase 1 clinical trials. Each was selected based on a robust data package that informed a clear development plan. Additional details regarding Treeline’s lead programs and pipeline can be found in the supplemental investor materials posted on the Investor Relations page of Standard BioTools’s website.

•	TLN-121 is an oral protein degrader designed to remove BCL6 from cancer cells while avoiding off-targets that could cause toxicity. This profile maximizes its potential for single-agent activity, while maintaining the ability to combine well with standard-of-care lymphoma therapies. In an ongoing Phase 1 study, there is early clinical evidence of broad single-agent activity and tolerability in heavily pretreated B-cell and T-cell lymphoma patients.

•	TLN-372 is an oral inhibitor of KRAS. KRAS mutations are present in roughly one in four adult cancers, including lung, pancreatic, colorectal and gynecological cancers. Through novel chemistry, TLN-372 was designed to achieve deep and sustained pan-KRAS inhibition, while sparing HRAS and NRAS. This profile was chosen because avoiding HRAS and NRAS mediated toxicities could improve its potential to combine with chemotherapy, immunotherapy, anti-EGFR antibodies and other modalities, while preserving dose intensity, in early lines of therapy. In an ongoing Phase 1 study, free drug exposures are consistent with preclinical predictions. As such, the program is on track to demonstrate the therapeutic potential of pan-KRAS inhibition which is not pharmacologically limited.

•	TLN-254 is an oral inhibitor of EZH2, which regulates gene expression and is frequently overactive or mutated in cancer. TLN-254 was in-licensed following Phase 2 evaluation in China, where it was subsequently approved for commercial sale. The program was selected based on its combination potential with TLN-121 for the treatment of aggressive lymphomas. In a Treeline conducted Phase 1 study, single-agent activity and safety have been consistent with published data from China in heavily pretreated T-cell lymphoma patients.

•	A fourth program, TLN-499, is expected to enter Phase 1 in 2026. TLN-499 is an oral protein degrader that selectively targets BCL-XL. Certain cancer cells rely on BCL-XL and other pro-survival proteins to prevent apoptosis, suggesting that antagonizing BCL-XL could meaningfully enhance the activity of other drug classes such as chemotherapy and targeted agents.

•	Treeline also has a robust discovery pipeline spanning oncology, neurology and immunology that is expected to produce three additional expected clinical entries in 2027 and 2028. Treeline plans to provide additional guidance on these programs and the existing clinical portfolio in the first quarter of 2027.

Standard BioTools Pursuing Strategic Options to Maximize Value of Mass Cytometry and Microfluidics Businesses

Treeline does not intend to operate Standard BioTools’s Mass Cytometry and Microfluidics businesses, and Standard BioTools is exploring a range of options, including divestitures, to maximize the value of these businesses for Standard BioTools stockholders.

Dr. Egholm continued, “Our Mass Cytometry and Microfluidics businesses provide our customers with next-generation solutions designed to help biomedical researchers develop better therapeutics faster. We believe that pursuing independent options for each business is the most effective path forward for our people and technology.”

There can be no assurances that any transaction relating to either the Mass Cytometry or the Microfluidics businesses will be consummated.

Transaction Details, Timing and Approvals

The transaction, which is structured to be tax-free to Standard BioTools and Treeline shareholders, values Standard BioTools at net cash delivered at closing plus $10 million, which is estimated to be $460 million. The transaction also provides for a closing dividend to pre-combination Standard BioTools stockholders of one contingent value right (“CVR”) per share representing the right to receive certain payments in the form of shares of the combined company based on the amount of net proceeds, if any, received by the combined company related to pre-merger legacy assets, including the Mass Cytometry and Microfluidics businesses and up to $50 million in earnout payments related to Illumina, Inc.’s previously completed acquisition of Standard BioTools’s SomaLogic business.

At the closing of the proposed combination, pre-merger Standard BioTools stockholders are expected to own approximately 16% of the combined company, and pre-merger Treeline stockholders are expected to own approximately 84% of the combined company, with such ownership percentages being subject to adjustment based on the amount of Standard BioTools’ net cash at closing, as determined in accordance with the terms of the merger agreement.

The transaction has been approved by both the Standard BioTools Board of Directors and a Special Committee of the Standard BioTools Board of Directors. The transaction has been approved by the Treeline Board of Directors and stockholders.

The transaction is expected to close in the second half of 2026, subject to receipt of required regulatory approvals, approval by Standard BioTools stockholders and other customary closing conditions. In connection with the transaction, certain stockholders of Standard BioTools have agreed to vote shares in favor of the transaction.

Management

Josh Bilenker, MD, co-founder and Chief Executive Officer of Treeline, will lead the combined company. Dr. Bilenker previously founded and led Loxo Oncology through the development of three FDA-approved medicines and its $8 billion acquisition by Eli Lilly. Prior to Loxo, he held roles at Aisling Capital and the U.S. Food and Drug Administration.

Jeff Engelman, MD, PhD, co-founder and Chief Scientific Officer of Treeline, will serve as CSO of the combined company. Dr. Engelman previously led an academic research laboratory at Massachusetts General Hospital before joining Novartis Institutes for Biomedical Research as global head of oncology.

Spencer Smith, MBA, Chief Financial Officer of Treeline will serve as CFO of the combined company. Prior to Treeline, he was SVP and CFO at Sentio Investments and CFO at Sentio Healthcare Properties, a public, non-traded REIT. Prior to Sentio, he held roles at Aisling Capital and McKinsey & Company.

Following closing of the transaction, the Board of Directors of the combined company will be composed of 12 directors, including 10 Treeline designees and two Standard BioTools designees.

Investor Materials

Prepared remarks from Standard BioTools and Treeline management and associated presentation materials are available on the Standard BioTools investor relations website.

Advisors

Centerview Partners LLC is serving as financial advisor and Freshfields LLP and Richards, Layton & Finger, P.A. are serving as legal counsel to Standard BioTools. UBS Investment Bank is serving as financial advisor to the Special Committee of the Standard BioTools Board of Directors.

Wedbush Securities Inc. is acting as exclusive financial advisor and Fenwick & West LLP is serving as legal counsel to Treeline.

About Treeline Biosciences, Inc.

Treeline is a clinical-stage biopharma company that aspires to make medicines at the highest level. We match compelling biological targets with proven drug approaches, including small molecule inhibitors, protein degraders, and targeted therapy antibody-drug conjugates, by integrating in-house R&D with leading-edge computational tools. We choose programs with the potential to redefine the treatment of serious diseases. We are led by a team with deep experience across drug discovery and development, working across the U.S. and Europe. Our pipeline spans oncology, neurology and immunology. Learn more at treeline.bio.

About Standard BioTools Inc.

Standard BioTools, Inc. (NASDAQ: LAB), is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world class management team. The Company's established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/terms-and-conditions/.
Patent and License Information: standardbio.com/legal/notices.

Trademarks: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2026 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the expected timing of the closing of the transaction; the potential benefits of the proposed transaction; the prospective performance and outlook of the combined company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction; the competitive position of the combined company; the expected post-closing ownership of the combined company; the expected management team and Board of Directors of the combined company; the combined company's expected cash at closing and cash runway; Treeline’s product candidates and the potential benefits thereof and potential new indications; Treeline’s expectations with regard to the timing and availability of data from its current and planned clinical trials and preclinical studies; the timing of IND filings and planned clinical entries for Treeline’s preclinical programs; the expected development activities and related timing of such activities of the combined company’s product candidates; the timing of the announcement of trial results of the combined company’s product candidates; the potential market size and size of the potential patient populations for Treeline’s product candidates and any future product candidates; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval from stockholders of Standard BioTools; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require either party to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the parties’ ability to retain and hire key personnel, their ability to maintain relationships with customers, suppliers and others with whom they do business, their business generally or their stock price; (vii) risks related to diverting management’s attention from ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) the parties’ ability to realize the anticipated benefits of the proposed transaction; (x) the risk that the parties may assume unexpected liabilities and expenses as a result of the transaction; (xi) the risk that the potential dispositions of Standard BioTools’ Mass Cytometry and Microfluidics businesses may not be completed on favorable terms or at all; (xii) the risk that Standard BioTools could fail to maintain the listing of its common stock on Nasdaq; (xiii) uncertainties as to the potential for development, commercialization and other benefits of any of Treeline’s product candidates; and (xiv) uncertainties as to Treeline’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for commencing clinical trials and announcing data and other clinical results. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, Standard BioTools’ most recent Quarterly Report on Form 10-Q and in Standard BioTools’ other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Neither Standard BioTools nor Treeline assumes any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Standard BioTools and Treeline. In connection with the proposed transaction and required stockholder approval, Standard BioTools intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement and a prospectus of Standard BioTools. This communication is not a substitute for the proxy statement/prospectus or any other document that Standard BioTools may file with the SEC or send to its stockholders in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools.

INVESTORS AND STOCKHOLDERS OF STANDARD BIOTOOLS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS, SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STANDARD BIOTOOLS, TREELINE AND THE PROPOSED TRANSACTION. Copies of the materials filed or to be filed by Standard BioTools with the SEC may be obtained free of charge on Standard BioTools’ Investor Relations website at https://investors.standardbio.com or by contacting Standard BioTools’ Investor Relations department at ir@standardbio.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Standard BioTools, Treeline and certain of their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies of Standard BioTools stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Standard BioTools’ executive officers and directors in the solicitation by reading Standard BioTools’ proxy statement for its 2026 annual meeting of stockholders (including under the headings “Management and Corporate Governance,” “Executive Officer and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Standard BioTools’ other filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Standard BioTools stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the registration statement on Form S-4 and other relevant materials when filed with the SEC in connection with the proposed transaction. Information regarding Treeline’s directors and executive officers who may be deemed participants in the solicitation will be contained in the registration statement on Form S-4 when it becomes available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at ir@standardbio.com.

Contacts:

Treeline Biosciences

IR:

Sarah McCabe

samccabe@treeline.bio

Media:

FGS Global

TreelineBiosciences@fgsglobal.com

Standard BioTools

IR:
ir@standardbio.com

Media:
Dan Moore / Nick Lamplough / Tali Epstein
Collected Strategies
LAB-CS@collectedstrategies.com